Exhibit 99.1

CONTACTS:	James Winschel, Senior Vice President and Chief Financial Officer Jill Baker, Vice President of Investor Relations (781) 434-4118
PAREXEL INTERNATIONAL UPDATES EARNINGS GUIDANCE
IN CONJUNCTION WITH ITS INVESTOR DAY
Boston, MA, June 6, 2007 — PAREXEL International Corporation (Nasdaq: PRXL) announced today that it will discuss forward-looking earnings expectations for the fourth quarter of Fiscal Year 2007 (ending June 30, 2007), for Fiscal 2007 in its entirety, and for Fiscal 2008 at its Investor Day being held tomorrow in New York City.
The Company updated its guidance for the fourth quarter of Fiscal Year 2007 and for Fiscal 2007 in its entirety that it issued on April 25, 2007. For the fourth quarter of Fiscal Year 2007 the Company anticipates reporting consolidated service revenue in the range of $200 to $203 million and earnings per diluted share of $0.35 to $0.37. (Previously issued guidance for the fourth quarter included service revenue of between $197 and $203 million and earnings per diluted share in the range of $0.35 to $0.37.) For Fiscal 2007 (ending June 30, 2007) the Company expects consolidated service revenue to be in the range of $737 to $740 million and earnings per diluted share to be in the range of $1.30 to $1.32. (Previously issued guidance for the Fiscal Year was for service revenue of between $734 to $740 million, and earnings per diluted share in the range of $1.30 to $1.32.)
The Company provided guidance estimates for Fiscal 2008 for the first time. For Fiscal 2008, the Company anticipates reporting consolidated service revenue in the range of $850 to $880 million, and earnings per diluted share of $1.56 to $1.66.
Those who wish to listen to the Company’s Investor Day presentations and to view the accompanying slides should log onto the Company’s website at www.parexel.com and click on “Investor Relations,” then “Webcasts”, at least 15 minutes prior to the event’s broadcast which will start at 8:30 a.m. ET. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. In addition, an archived version of the event’s presentations will be located in the Investor Relations section of PAREXEL’s website.
About the Company
PAREXEL International Corporation is a leading global bio/pharmaceutical services organization, providing a broad range of knowledge-based contract research, medical communications and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. Perceptive Informatics, Inc., a subsidiary of PAREXEL, provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL operates in 55 locations throughout 43 countries around the world, and has over 6,315 employees. For more information about PAREXEL International visit www.PAREXEL.com.
This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand, such as the guidance provided by the Company with respect to the fourth quarter of Fiscal Year 2007, Fiscal Year 2007 and Fiscal Year 2008. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, “targets” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent restructurings; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2007 as filed with the SEC on May 9, 2007, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.
PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc. All other names or marks may be registered trademarks or trademarks of their respective business and are hereby acknowledged.